     As filed with the Securities and Exchange Commission on July 20, 1999
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                            -----------------------------
                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                            -----------------------------

                                HERITAGE OAKS BANCORP
                                ---------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                                      77-0388249
          ----------                                      ----------
     (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

   545 12 TH STREET, PASO ROBLES, CA.                        93446
   ----------------------------------                        -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


                     1997 HERITAGE OAKS BANCORP STOCK OPTION PLAN
                     --------------------------------------------
                               (FULL TITLE OF THE PLAN)

                                   LAWRENCE P. WARD
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                HERITAGE OAKS BANCORP
                                   545 12TH STREET
                                PASO ROBLES, CA 93446
                                ---------------------
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    (805) 239-5200
                                    --------------
            (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
                                     PROPOSED        PROPOSED
     TITLE OF                         MAXIMUM        MAXIMUM
    SECURITIES       AMOUNT          OFFERING        AGGREGATE     AMOUNT OF
      TO BE          TO BE             PRICE         OFFERING     REGISTRATION
    REGISTERED     REGISTERED (1)    PER SHARE(2)     PRICE(2)        FEE
------------------------------------------------------------------------------
  Common Stock,    99,254  shares     $16.125      $1,600,470.75      $445
  no par value
-------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares as may become subject to options under the 1997 Plan as a result of the adjustment provisions thereof.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (g).

            This Registration Statement Includes a Total of _______ Pages
                             Exhibit Index on Page _____.

     STATEMENT PURSUANT TO GENERAL INSTURCTION E

     Heritiage Oaks Bancorp has previsouly registered shares of its common stock in connection with its 1997 Stock Option Plan. This Registration Statement merely registers additional shares of common stock in connection with such Plan and is filed in accordance with General Insturction E of Form
S-8.   The file number of the previous Registration Statement relating to shares for the 1997 Stock Option Plan is 333-31105 and the contents of such Registration Statement are incorporated herein by this reference.

     ITEM 8.  EXHIBITS.

          4a        1997 Heritage Oaks Bancorp Stock Option Plan, as amended

          4b Form of stock option agreement (previously filed in Registration Statement 333-31105)

          5 Opinion of Reitner & Stuart relating to the legality of securities being registered, and consent

          23a       Consent of Vavrinek, Trine, Day & Co.

          23b Consent of Reitner & Stuart is contained in the opinion filed as Exhibit 5

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paso Robles, State of California on May 27, 1999.

HERITAGE OAKS BANCORP


By:  /s/ Lawarence P. Ward
     ---------------------
     LAWRENCE P. WARD
     President and Chief Executive officer



By:  /s/ Margaret Torres
     -------------------
     MARGARET TORRES
     Executive Vice President and Chief Financial officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                                            Dated:
/s/ B. R. Bryant                   Chairman of the          May 27, 1999
----------------------             Board of
B.R. BRYANT                        Directors


/s/ Donald H. Campbell             Vice chairman            May 27, 1999
----------------------             of the Board
DONALD H. CAMPBELL                 of Directors

/s/ Kenneth L. Dewar               Director                 May 27, 1999
----------------------
KENNETH L. DEWAR

/s/ Dolores T. Lacey               Director                 May 27, 1999
----------------------
DOLORES T. LACEY

/s/ Merle F. Miller                Director                 May 27, 1999
----------------------
MERLE F. MILLER

/s/ John Palla                     Director                 May 27, 1999
----------------------
JOHN PALLA

/s/ Ole K. Viborg                  Director                 May 27, 1999
----------------------
OLE K. VIBORG

/s/ Lawrence P. Ward               Director                 May 27, 1999
----------------------
LAWRENCE P. WARD

/s/ David Weyrich                  Director                 May 27, 1999
----------------------
DAVID WEYRICH

                                    EXHIBIT INDEX


                                                                           Page at which
                                                                           Exhibit Appears
                                                                           in Sequentially
Exhibit                  Description                                       Numbered Copy
-------                  -----------                                       -------------
4a             1997 Heritage Oaks Bancorp Stock Option Plan,
               as amended

4b             Form of stock option agreement*

5 Opinion of Reitner & Stuart relating to the legality of securities being registered, and consent

23a            Consent of Vavrinek, Trine, Day & Co.

23b            Consent of Reitner & Stuart**

---------------------------------------
*   Previously filed in Registration Statement 333-31105
**  Contained in the opinion filed as Exhibit 5